UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

UGI Corporation

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No.Gulph Road , King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2019 (the “Effective Date”), UGI Energy Services, LLC (“UGIES”), a Pennsylvania limited liability company and an indirect wholly owned subsidiary of UGI Corporation (“UGI”), entered into that certain Credit Agreement (the “Credit Agreement”), by and among UGIES, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities LLC, as joint bookrunners and joint lead arrangers, and the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”).

Under and subject to the terms and conditions of the Credit Agreement, the Lenders have committed to provide to UGIES senior secured term loans in an aggregate principal amount of up to $700 million (the “Loans”).

ABR Loans (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the highest of (a) the federal funds open rate plus 0.50%, (b) the prime rate, or (c) the daily LIBOR rate plus 1.0%, and (2) the Applicable Rate (as defined in the Credit Agreement), each as in effect on the date of the borrowing. Eurodollar Loans (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the London interbank offered rates times the Statutory Reserve Rate (as defined in the Credit Agreement), and (2) the Applicable Rate. The Applicable Rate will initially be 3.75% per annum with respect to any Eurodollar Loan and 2.75% per annum with respect to any ABR Loan, but will decrease to 3.50% per annum with respect to any Eurodollar Loan and 2.50% per annum with respect to any ABR Loan if UGIES’ Consolidated Total Leverage Ratio (as defined in the Credit Agreement) is equal to or below 2.25:1.00.

The Loans have a maturity date of the seventh anniversary of the Effective Date. UGIES may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty; provided that, if a prepayment is made on or prior to the date that is six (6) months after the Effective Date, UGIES will pay a prepayment premium of 1.00% of the aggregate principal amount of the Loans prepaid.

The Loans are guaranteed by certain of UGIES’ domestic subsidiaries (the “Guarantors”), including the guarantors under UGIES’ Revolving Credit Agreement (as defined below) and material domestic subsidiaries, which are subsidiaries that contribute greater than 10.0% individually or 15.0% in the aggregate of UGIES’ Consolidated EBITDA (as defined in the Credit Agreement) or 10.0% individually or 15.0% in the aggregate of UGIES’ Consolidated Total Assets (as defined in the Credit Agreement).

The Loans are secured by substantially all of the assets of UGIES and the Guarantors, subject to certain exceptions and carveouts including, but not limited to, accounts receivables and certain real property (the “Collateral”). The rights of the respective secured parties under the Credit Agreement and the Revolving Credit Agreement in and to the Collateral are governed by an intercreditor agreement entered into as of the Effective Date.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of a financial ratio, covenants relating to financial reporting, compliance with laws and material contractual obligations, payment of obligations including tax liabilities, preservation of existence, books and records and inspection rights, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers sales of assets, and limitations on investments, restricted payments and transactions with affiliates.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness of a specified amount, the bankruptcy or insolvency of UGIES or any of its restricted subsidiaries, monetary judgment defaults of a specified amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default by UGIES, the administrative agent may, and at the request of the requisite number of Lenders shall, declare all amounts owed under the Credit Agreement immediately due and payable. For defaults related to insolvency and receivership, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

Simultaneously with its entry into the Credit Agreement, UGIES entered into that certain First Amendment to the Second Amended and Restated Credit Agreement (the “First Amendment”), which amends the Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), dated as of February 29, 2016, by and among UGIES, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto as lenders (the “Revolving Lenders”).

The First Amendment reduces ratably the aggregate commitment of the Revolving Lenders to make loans under the Revolving Credit Agreement from $240 million to $200 million.

Concurrently with the grant of a security interest in the Collateral to secure the obligations under the Credit Agreement, the Revolving Credit Agreement also became secured by a security interest in the Collateral. The rights of the respective secured parties under the Credit Agreement and the Revolving Credit Agreement in and to the Collateral are governed by an intercreditor agreement entered into as of the Effective Date.

The foregoing descriptions of the Credit Agreement and the First Amendment do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the First Amendment, respectively, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement and First Amendment is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Credit Agreement and First Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 13, 2019, UGI issued a press release announcing, among other things, UGIES’ entry into the Credit Agreement and First Amendment, which is attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference. The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Credit Agreement, dated as of August 13, 2019, by and among UGI Energy Services, LLC, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto.

10.2

First Amendment to the Second Amended and Restated Credit Agreement, dated as of August 13, 2019, by and among UGI Energy Services, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press Release of UGI Corporation dated August 13, 2019.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UGI Corporation

August 14, 2019	By:	/s/ Ted J. Jastrzebski
Ted J. Jastrzebski
Chief Financial Officer